Howard Hughes Holdings Inc. Supplemental Information Three Months Ended December 31, 2024 NYSE: HHH Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” "will," “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (SEC) on February 26, 2025. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non- GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are net operating income (NOI), Cash G&A, Adjusted condo gross profit, and Net debt. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. This amount is presented as Operating Assets NOI throughout this document. Total Operating Assets NOI represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns. While NOI is relevant and widely used measures of operating performance of real estate companies, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. NOI does not purport to be indicative of cash available to fund our future cash requirements. Further, our computation of NOI may not be comparable to NOI reported by other real estate companies. We have included in this presentation a reconciliation from our GAAP Operating Assets segment earnings before taxes (EBT) to NOI. Our other non-GAAP measures are defined and reconciled on the applicable supplemental pages. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers, and certain shareholders on Forms 3, 4, and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 OTHER PORTFOLIO METRICS Completed Condominiums 19 Under Construction Condominiums 20 Predevelopment Condominiums 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 MPC Land Appreciation 26 Lease Expirations 27 Debt Summary 28 Reconciliations of Non-GAAP Measures 30

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets segment that have reached 90% occupancy or have been in service for 36 months or more, whichever occurs first. If an office, retail, or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets segment that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments segment for which construction has commenced as of December 31, 2024, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating revenues (rental income, tenant recoveries, and other revenues) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates, and tenant bases, have on our operating results, gross margins, and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI throughout this document. In-Place NOI - We define In-Place NOI as forecasted current year NOI, excluding certain items affecting comparability to Estimated Stabilized NOI, such as non-recurring items and other items not indicative of stabilized operations, for all properties included in the Operating Assets segment as of the end of the current period. Total Operating Assets NOI - This term represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures. Estimated Stabilized NOI - Estimated Stabilized NOI is an asset's potential annual NOI. This measure is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s In-Place NOI is compared to its Estimated Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets segment are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties, and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHH Q4 2024 Company Performance	
Diluted Earnings / Share	$ 3.25

Q4 2024 Performance Highlights



Office
47%
Operating
Assets
NOI
$61.2M
Multi-family
29%
Other
3%
Retail
21%



Bridgeland
27%
MPC EBT
$56.9M
Summerlin
68%
Teravalis
3%
The Woodlands/
Woodlands Hills
2%



Kalae
5%
The Park
Ward Village
11%
Ritz-Carlon
Residences
5%
Condos
Contracted
19 units
The Launiu
79%

MPC Land Sales Metrics

	Acres Closed in Current Quarter		Land Sales Revenue (a)		Gross Margin	
$ in thousands	Residential	Commercial	Residential	Commercial	Residential	Commercial
Bridgeland	41.8	10.0	$ 24,977	$ 2,027	58.8 %	58.8 %
Summerlin	3.8	—	33,750	—	63.9 %	— %
The Woodlands	—	—	—	479	— %	— %
The Woodlands Hills	14.3	—	6,510	8	62.1 %	— %
Total	**59.9**	**10.0**	**$ 65,237**	**$ 2,514**		

(a) Land Sales Revenue includes deferred revenue from land sales closed in a previous period that met criteria for recognition in the current period and excludes amounts deferred from current period land sales that do not yet meet the recognition criteria.

SEG Spinoff Discontinued Operations Presentation

On July 31, 2024, the spinoff of Seaport Entertainment Group Inc. (SEG) was completed. The spinoff included all assets previously included in the Company's Seaport segment and The Las Vegas Aviators and the Las Vegas Ballpark, which were previously included in the Operating Assets segment. The results of SEG are presented as discontinued operations in the Statements of Operations and, as such, have been excluded from both continuing operations and segment results for all periods presented. Further, the Company reclassified the assets and liabilities of SEG as assets and liabilities of discontinued operations in the Balance Sheets. All other current and prior period disclosures are presented on a continuing operations basis, unless otherwise noted.

HOWARD HUGHES
5

HOWARD HUGHES 6 Office 11% Multi- family 61% Retail 28% Office 4% Multifamily 80% Retail 16% Office 50% Multi- family 27% Retail 19% Other 4% Office 54%Multi- family 22% Retail 20% Other 4% Office 29% Multi- family 55% Retail 16% Q4 2024 Path to Estimated Stabilized NOI Currently Under Construction Currently Unstabilized Currently Stabilized Total Estimated Stabilized NOI $36.2M Estimated Stabilized NOI $299.9M Estimated Stabilized NOI $352.2M Office 51% Multifamily 25% Retail 21% Other 3% Office 47% Multifamily 29% Retail 21% Other 3% See page 4 for definitions of Under Construction, Unstabilized, Stabilized, and Net Operating Income (NOI). Q4 '24 Actual NOI $57.7M Q4 '24 Actual NOI $3.5M Q4 '24 Actual NOI $61.2M Estimated Stabilized NOI $16.1M Retail Sq. Ft. 105,078 Retail Sq. Ft. 164,510 Retail Sq. Ft. 2,140,984 Retail Sq. Ft. 2,410,572 Office Sq. Ft. 49,501 Office Sq. Ft. 374,745 Office Sq. Ft. 6,543,357 Office Sq. Ft. 6,967,603 Other Sq. Ft. 53,863 Other Sq. Ft. — Other Sq. Ft. 125,801 Other Sq. Ft. 179,664 Multifamily Units 268 Multifamily Units 1,029 Multifamily Units 4,558 Multifamily Units 5,855 Q4 2024 Operating Results by Property Type Currently Unstabilized Currently Stabilized Total Company Profile - Summary & Results (cont.)

Financial Summary

thousands except share price and billions	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	FY 2024	FY 2023
Company Profile							
Share price (a)	$ 76.92	$ 77.43	$ 64.82	$ 72.62	$ 85.55	$ 76.92	$ 85.55
Market Capitalization (b)	$3.8b	$3.9b	$3.2b	$3.6b	$4.3b	$3.8b	$4.2b
Enterprise Value (c)	$8.4b	$8.8b	$8.2b	$8.4b	$8.8b	$8.4b	$8.8b
Weighted avg. shares - basic	49,698	49,697	49,687	49,663	49,618	49,686	49,568
Weighted avg. shares - diluted	50,023	49,762	49,725	49,663	49,681	49,912	49,616
Debt Summary							
Total debt payable (d)	$5,168,437	$5,338,119	$5,399,296	$5,279,945	$5,194,620	$5,168,437	$5,194,620
Fixed-rate debt	$3,769,529	$3,680,904	$3,674,758	$3,554,896	$3,558,132	$3,769,529	$3,558,132
Weighted avg. rate - fixed	4.71 %	4.68 %	4.67 %	4.58 %	4.58 %	4.71 %	4.58 %
Variable-rate debt, excluding condominium financing	$1,067,682	$1,078,503	$1,246,444	$1,347,654	$1,329,084	$1,067,682	$1,329,084
Weighted avg. rate - variable (e)	6.98 %	7.95 %	7.99 %	7.85 %	7.80 %	6.98 %	7.80 %
Condominium debt outstanding at end of period	$ 331,226	$ 578,712	$ 478,094	$ 377,395	$ 307,404	$ 331,226	$ 307,404
Weighted avg. rate - condominium financing	8.13 %	9.36 %	9.66 %	9.66 %	9.74 %	8.13 %	9.74 %
Leverage ratio (debt to enterprise value)	60.72 %	60.10 %	65.23 %	61.98 %	58.27 %	60.78 %	58.30 %
General and Administrative							
General and administrative (G&A) (f)	$ 22,822	$ 24,862	$ 22,356	$ 21,712	$ 21,300	$ 91,752	$ 86,671
Less: Non-cash stock compensation	(2,229)	(2,911)	(2,123)	(1,841)	(1,725)	(9,104)	(8,473)
Cash G&A (g)	$ 20,593	$ 21,951	$ 20,233	$ 19,871	$ 19,575	$ 82,648	$ 78,198

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times diluted weighted average shares.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.
(e) Includes the impact of interest rate derivatives.
(f) G&A expenses of approximately $32.5 million and $4.5 million, incurred during 2024 and 2023 respectively to complete the spinoff of Seaport Entertainment, are now excluded from this line and are reflected in discontinued operations.
(g) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	FY 2024	FY 2023
Segment Metrics							
Operating Assets							
Operating Assets NOI	$ 58,911	$ 62,848	$ 63,343	$ 60,353	$ 54,351	$ 245,455	$ 230,562
Company's share of NOI from unconsolidated ventures	2,288	1,954	2,088	5,222	1,837	11,552	10,778
Total Operating Assets NOI	$ 61,199	$ 64,802	$ 65,431	$ 65,575	$ 56,188	$ 257,007	$ 241,340
MPC							
MPC Segment EBT	$ 56,890	$ 144,752	$ 123,241	$ 24,251	$ 139,323	$ 349,134	$ 341,419
Adjusted Condo Gross Profit (a)							
Condominium rights and unit sales	$ 778,590	$ 3	$ —	$ 23	$ 792	$ 778,616	$ 47,707
Condominium rights and unit cost of sales	(566,880)	(11,833)	—	(3,861)	973	(582,574)	(55,417)
Less: Waiea settlement and remediation cost (b)(c)	—	12,091	—	3,000	—	15,091	16,126
Adjusted condo gross profit (d)	$ 211,710	$ 261	$ —	$ (838)	$ 1,765	$ 211,133	$ 8,416

(a) Adjusted condo gross profit is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of gross profit related to condominium sales closed in each period. This measure excludes costs in Condominium rights and unit cost of sales related to the remediation of construction defects at Waiea tower and costs related to a settlement agreement reached for the reimbursement of Waiea remediation costs.

(b) Includes a $12.1 million charge in the third quarter of 2024 related to a settlement agreement reached for the Waiea remediation costs. As part of this settlement agreement, the Company agreed to pay the general contractor $22.0 million, representing the final payment of project costs previously incurred by the general contractor. This amount was paid in September 2024, and as the Company had $9.9 million accrued at December 31, 2023, related to these costs, the difference of $12.1 million was recognized in cost of sales in the third quarter.

(c) Includes a $3.0 million charge in the first quarter of 2024 and a $16.1 million charge in the second quarter of 2023 related to increases in the estimated costs related to construction defects at the Waiea tower. The sixth and final amendment of resolution of disputes and release agreement was executed during the first quarter of 2024, thereby releasing the Company from any further claims or demands from the Waiea homeowners association arising from or relating to the construction or repair of the condominium project.

(d) The fluctuations in Adjusted condo gross profit are attributed to the timing of condo sales.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts (unaudited) December 31, 2024 December 31, 2023 ASSETS Master Planned Communities assets $ 2,511,662 $ 2,445,673 Buildings and equipment 3,841,872 3,649,376 Less: accumulated depreciation (949,533) (829,018) Land 302,446 294,189 Developments 1,341,029 1,169,571 Net investment in real estate 7,047,476 6,729,791 Investments in unconsolidated ventures 169,566 182,799 Cash and cash equivalents 596,083 629,714 Restricted cash 402,420 379,498 Accounts receivable, net 105,185 101,373 Municipal Utility District (MUD) receivables, net 463,799 550,884 Deferred expenses, net 139,350 138,182 Operating lease right-of-use assets 5,806 5,463 Other assets, net 281,551 244,027 Assets of discontinued operations — 615,272 Total assets $ 9,211,236 $ 9,577,003 LIABILITIES Mortgages, notes, and loans payable, net $ 5,127,469 $ 5,146,992 Operating lease obligations 5,456 5,362 Deferred tax liabilities, net 142,100 84,293 Accounts payable and other liabilities 1,094,437 1,054,267 Liabilities of discontinued operations — 227,165 Total liabilities 6,369,462 6,518,079 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,610,009 issued, and 50,116,150 outstanding as of December 31, 2024, 56,495,791 shares issued, and 50,038,014 outstanding as of December 31, 2023 566 565 Additional paid-in capital 3,576,274 3,988,496 Retained earnings (accumulated deficit) (185,993) (383,696) Accumulated other comprehensive income (loss) 1,968 1,272 Treasury stock, at cost, 6,493,859 shares as of December 31, 2024, and 6,457,777 shares as of December 31, 2023 (616,589) (613,766) Total stockholders' equity 2,776,226 2,992,871 Noncontrolling interests 65,548 66,053 Total equity 2,841,774 3,058,924 Total liabilities and equity $ 9,211,236 $ 9,577,003 Balance Sheets

Statements of Operations

thousands except per share amounts (unaudited)	Q4 2024	Q4 2023	YTD Q4 2024	YTD Q4 2023
REVENUES				
Condominium rights and unit sales	$ 778,590	$ 792	$ 778,616	$ 47,707
Master Planned Communities land sales	67,751	193,140	453,195	370,185
Rental revenue	106,639	93,453	422,100	383,617
Other land, rental, and property revenues	13,650	10,353	44,755	46,255
Builder price participation	16,960	15,226	52,023	60,989
Total revenues	**983,590**	**312,964**	**1,750,689**	**908,753**
EXPENSES				
Condominium rights and unit cost of sales	566,880	(973)	582,574	55,417
Master Planned Communities cost of sales	25,937	73,916	169,191	140,050
Operating costs	59,166	57,527	208,578	205,453
Rental property real estate taxes	14,596	10,891	58,395	55,649
Provision for (recovery of) doubtful accounts	177	(1,728)	504	(2,762)
General and administrative	22,822	21,300	91,752	86,671
Depreciation and amortization	44,966	46,517	179,799	168,734
Other	3,734	4,468	15,002	13,302
Total expenses	**738,278**	**211,918**	**1,305,795**	**722,514**
OTHER				
Gain (loss) on sale or disposal of real estate and other assets, net	14,948	3,162	22,907	24,162
Other income (loss), net	250	909	92,120	5,823
Total other	**15,198**	**4,071**	**115,027**	**29,985**
Operating income (loss)	260,510	105,117	559,921	216,224
Interest income	6,079	8,734	25,349	25,500
Interest expense	(42,329)	(44,792)	(164,926)	(157,575)
Gain (loss) on extinguishment of debt	(267)	(97)	(465)	(97)
Gain (loss) on sale of MUD receivables	2,874	—	(48,651)	—
Equity in earnings (losses) from unconsolidated ventures	(1,599)	(685)	(5,829)	25,776
Income (loss) from continuing operations before income taxes	225,268	68,277	365,399	109,828
Income tax expense (benefit)	62,948	15,443	80,184	26,418
Net income (loss) from continuing operations	162,320	52,834	285,215	83,410
Net income (loss) from discontinued operations, net of taxes	(6,416)	(18,461)	(88,223)	(634,940)
Net income (loss)	155,904	34,373	196,992	(551,530)
Net (income) loss attributable to noncontrolling interests	414	(77)	711	(243)
Net income (loss) attributable to common stockholders	**$ 156,318**	**$ 34,296**	**$ 197,703**	**$ (551,773)**
Basic income (loss) per share — continuing operations	**$ 3.27**	**$ 1.06**	**$ 5.75**	**$ 1.68**
Diluted income (loss) per share — continuing operations	**$ 3.25**	**$ 1.06**	**$ 5.73**	**$ 1.68**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q4 2024	Q4 2023	$ Change	% Change	FY 2024	FY 2023	$ Change	% Change
Same Store Office								
Houston, TX	$ 19,201	$ 19,607	$ (406)	(2)%	$ 82,654	$ 83,033	$ (379)	— %
Columbia, MD	5,048	3,954	1,094	28 %	22,782	21,835	947	4 %
Las Vegas, NV	4,887	3,932	955	24 %	19,128	13,300	5,828	44 %
Total Same Store Office	**29,136**	**27,493**	**1,643**	**6 %**	**124,564**	**118,168**	**6,396**	**5 %**
Same Store Retail								
Houston, TX	2,031	2,590	(559)	(22)%	9,898	10,342	(444)	(4)%
Columbia, MD	1,277	1,020	257	25 %	4,442	3,017	1,425	47 %
Las Vegas, NV	5,784	5,446	338	6 %	23,135	23,559	(424)	(2)%
Honolulu, HI	3,853	2,354	1,499	64 %	16,561	13,477	3,084	23 %
Total Same Store Retail	**12,945**	**11,410**	**1,535**	**13 %**	**54,036**	**50,395**	**3,641**	**7 %**
Same Store Multifamily								
Houston, TX	8,743	9,183	(440)	(5)%	38,050	37,414	636	2 %
Columbia, MD	3,357	2,929	428	15 %	12,779	8,926	3,853	43 %
Las Vegas, NV	1,625	1,539	86	6 %	6,703	7,143	(440)	(6)%
Company's share of NOI from unconsolidated ventures	1,734	1,806	(72)	(4)%	7,378	7,326	52	1 %
Total Same Store Multifamily	**15,459**	**15,457**	**2**	**— %**	**64,910**	**60,809**	**4,101**	**7 %**
Same Store Other								
Houston, TX	1,214	2,037	(823)	(40)%	4,520	6,765	(2,245)	(33)%
Columbia, MD	(199)	(78)	(121)	(155)%	245	(70)	315	450 %
Las Vegas, NV	316	118	198	168 %	1,127	562	565	101 %
Honolulu, HI	42	8	34	425 %	163	191	(28)	(15)%
Company's share of NOI from unconsolidated ventures	554	31	523	1687 %	4,174	3,452	722	21 %
Total Same Store Other	**1,927**	**2,116**	**(189)**	**(9)%**	**10,229**	**10,900**	**(671)**	**(6)%**
Total Same Store NOI	**59,467**	**56,476**	**2,991**	**5 %**	**253,739**	**240,272**	**13,467**	**6 %**
Non-Same Store NOI	**1,732**	**(288)**	**2,020**	**701 %**	**3,268**	**1,068**	**2,200**	**206 %**
Total Operating Assets NOI	**$ 61,199**	**$ 56,188**	**$ 5,011**	**9 %**	**$ 257,007**	**$ 241,340**	**$ 15,667**	**6 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q4 2024 Q3 2024 Q2 2024 Q1 2024 Q4 2023 Same Store Metrics Stabilized Leasing Percentages Office 89% 88% 89% 88% 88 % Retail 96% 94% 94% 95% 96 % Multifamily 96% 95% 97% 95% 95 % Unstabilized Leasing Percentages Office (a) — % 92% 92% 90% 90 % Retail 56% 66% 66% 66% 66 % Multifamily 72% 75% 74% 65% 57 % Same Store NOI Office $ 29,136 $ 31,572 $ 33,257 $ 30,599 $ 27,493 Retail 12,945 12,806 14,392 13,893 11,410 Multifamily 15,459 17,420 15,914 16,117 15,457 Other 1,927 1,852 1,498 4,952 2,116 Total Same Store NOI $ 59,467 $ 63,650 $ 65,061 $ 65,561 $ 56,476 Quarter over Quarter Change in Same Store NOI (7) % (2) % (1) % 16 % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) This category previously included 1700 Pavilion in Summerlin, which reached stabilization in the fourth quarter of 2024. Same Store Performance - Operating Assets Segment

NOI by Region

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q4 2024 Occupied (b)		Q4 2024 Leased (b)		Q4 2024 Occupied (%) (b)		Q4 2024 Leased (%) (b)		In-Place NOI	Estimated Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	3,988,203	—	3,524,264	—	3,647,071	—	88 %	— %	91 %	— %	$ 82,730	$ 107,400	—
Office - Columbia	100%	1,753,291	—	1,263,832	—	1,413,938	—	72 %	— %	81 %	— %	19,770	32,240	—
Office - Summerlin	100%	801,863	—	741,970	—	760,266	—	93 %	— %	95 %	— %	18,790	24,060	—
Retail - Houston	100%	284,129	—	263,088	—	265,706	—	93 %	— %	94 %	— %	8,570	10,600	—
Retail - Columbia	100%	101,609	—	101,609	—	101,609	—	100 %	— %	100 %	— %	2,680	2,720	—
Retail - Hawai'i	100%	820,396	—	751,967	—	764,710	—	92 %	— %	93 %	— %	14,500	19,480	—
Retail - Summerlin	100%	803,170	—	753,070	—	798,858	—	94 %	— %	99 %	— %	22,880	26,300	—
Multifamily - Houston (d)	100%	34,386	2,968	30,509	2,771	32,220	2,828	89 %	93 %	94 %	95 %	38,520	40,000	—
Multifamily - Columbia (d)	Various	97,294	1,199	79,803	1,117	87,606	1,158	82 %	93 %	90 %	97 %	15,890	16,870	—
Multifamily - Summerlin	100%	—	391	—	356	—	378	— %	91 %	— %	97 %	6,820	7,650	—
Other (e)	Various	125,801	—	125,801	—	125,801	—	100 %	— %	100 %	— %	10,630	12,610	—
Total Stabilized Properties (f)												**$ 241,780**	**$ 299,930**	—
Unstabilized Properties														
Office - Houston	100%	141,763	—	67,785	—	78,424	—	48 %	— %	55 %	— %	$ 540	$ 2,960	2.5
Office - Columbia	100%	85,380	—	5,008	—	40,908	—	6 %	— %	48 %	— %	—	3,200	2.5
Office - Summerlin	100%	147,602	—	—	—	25,636	—	— %	— %	17 %	— %	—	4,300	2.5
Retail - Houston	100%	27,908	—	—	—	20,424	—	— %	— %	73 %	— %	—	1,930	3.0
Retail - Hawai'i	100%	36,995	—	14,479	—	20,665	—	39 %	— %	56 %	— %	410	1,890	1.0
Retail - Summerlin	100%	67,000	—	—	—	51,480	—	— %	— %	77 %	— %	—	1,800	3.0
Multifamily - Houston	100%	—	263	—	126	—	138	— %	48 %	— %	52 %	(460)	4,860	1.3
Multifamily - Columbia (d)	100%	32,607	472	16,389	332	22,496	341	50 %	70 %	69 %	72 %	5,550	9,320	1.0
Multifamily - Summerlin	100%	—	294	—	218	—	233	— %	74 %	— %	79 %	1,730	5,890	2.0
Total Unstabilized Properties												**$ 7,770**	**$ 36,150**	**1.9**

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13

NOI by Region (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q4 2024 Occupied (b)		Q4 2024 Leased (b)		Q4 2024 Occupied (%) (b)		Q4 2024 Leased (%) (b)		In-Place NOI	Estimated Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100 %	49,501	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 1,780	3.5
Retail - Houston	100 %	44,178	—	—	—	—	—	— %	— %	— %	— %	n/a	1,650	4.5
Retail - Hawai'i	100 %	60,900	—	—	—	—	—	— %	— %	— %	— %	n/a	2,800	4.4
Multifamily - Houston	100 %	—	268	—	—	—	—	— %	— %	— %	— %	n/a	9,890	4.0
Other - Houston	100 %	53,863	—	—	—	—	—	— %	— %	— %	— %	n/a	n/a	n/a
Total Under Construction Properties												**n/a**	**$ 16,120**	**4.1**
Total / Wtd. Avg. for Portfolio												**$ 249,550**	**$ 352,200**	**2.9**

(a) Includes our share of NOI from our unconsolidated ventures.
(b) Occupied and Leased metrics are as of December 31, 2024.
(c) The estimated stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set at the maximum stabilization period of 36 months from the in-service or expected in-service date. If an Unstabilized property achieves 90% occupancy prior to this date, it will move to Stabilized.
(d) Multifamily square feet represent ground floor retail whereas multifamily units represent residential units for rent.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between In-Place NOI and Estimated Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.

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Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q4 2024 % Occupied (a)	Q4 2024 % Leased (a)	In-Place NOI (b)	Est. Stabilized NOI (b)
Office							
Columbia Office Properties	Columbia, MD	100 %	67,066	72 %	72 %	$ 830	$ 1,190
6100 Merriweather	Columbia, MD	100 %	326,237	69 %	98 %	4,800	9,200
One Merriweather	Columbia, MD	100 %	209,959	94 %	94 %	5,540	5,820
Two Merriweather	Columbia, MD	100 %	124,639	92 %	92 %	1,570	3,100
Merriweather Row	Columbia, MD	100 %	925,584	68 %	74 %	6,720	12,930
One Mall North (c)	Columbia, MD	100 %	99,806	48 %	48 %	310	N/A
One Hughes Landing	Houston, TX	100 %	201,268	62 %	79 %	2,350	5,200
Two Hughes Landing	Houston, TX	100 %	200,255	80 %	86 %	4,190	5,270
Three Hughes Landing	Houston, TX	100 %	325,810	95 %	99 %	7,110	8,580
1725 Hughes Landing Boulevard	Houston, TX	100 %	340,611	42 %	55 %	230	7,430
1735 Hughes Landing Boulevard	Houston, TX	100 %	319,456	100 %	100 %	8,660	8,370
2201 Lake Woodlands Drive	Houston, TX	100 %	22,259	100 %	100 %	480	490
Lakefront North	Houston, TX	100 %	258,058	98 %	98 %	6,630	6,530
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,440	4,740
9303 New Trails	Houston, TX	100 %	98,283	51 %	53 %	90	1,530
3831 Technology Forest Drive	Houston, TX	100 %	106,104	100 %	100 %	2,530	2,450
The Woodlands Towers at the Waterway	Houston, TX	100 %	1,395,599	99 %	100 %	35,670	43,510
3 Waterway Square	Houston, TX	100 %	227,617	91 %	91 %	4,490	5,900
4 Waterway Square	Houston, TX	100 %	217,952	90 %	90 %	4,370	5,900
1400 Woodloch Forest	Houston, TX	100 %	94,931	85 %	85 %	1,490	1,500
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,440	4,520
1700 Pavilion	Las Vegas, NV	100 %	265,898	90 %	92 %	4,470	8,380
One Summerlin	Las Vegas, NV	100 %	207,292	89 %	90 %	5,910	6,440
Two Summerlin	Las Vegas, NV	100 %	147,139	93 %	100 %	3,970	4,720
Total Office			**6,543,357**			**$ 121,290**	**$ 163,700**
Retail							
Color Burst Park Retail	Columbia, MD	100 %	12,410	100 %	100 %	$ 330	$ 410
Rouse Building	Columbia, MD	100 %	89,199	100 %	100 %	2,350	2,310
Ward Village Retail	Honolulu, HI	100 %	820,396	92 %	93 %	14,500	19,480
Creekside Park West	Houston, TX	100 %	72,976	93 %	97 %	1,450	2,200
Hughes Landing Retail	Houston, TX	100 %	125,721	92 %	92 %	3,950	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	520	540
20/25 Waterway Avenue	Houston, TX	100 %	51,543	87 %	87 %	1,760	2,000
Waterway Square Retail	Houston, TX	100 %	21,513	100 %	100 %	890	870
Downtown Summerlin (d)	Las Vegas, NV	100 %	803,170	94 %	99 %	22,880	26,300
Total Retail			**2,009,304**			**$ 48,630**	**$ 59,100**

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15

Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2024 % Occupied (a) Rentable Sq. Ft.	Q4 2024 % Occupied (a) Units	Q4 2024 % Leased (a) Rentable Sq. Ft.	Q4 2024 % Leased (a) Units	In-Place NOI (b)	Estimated Stabilized NOI (b)
Multifamily										
Juniper	Columbia, MD	100 %	55,677	382	81 %	95 %	95 %	96 %	$ 8,440	$ 9,160
TEN.m.flats	Columbia, MD	50 %	28,026	437	96 %	93 %	96 %	96 %	4,050	4,250
The Metropolitan	Columbia, MD	50 %	13,591	380	56 %	92 %	56 %	98 %	3,400	3,460
Creekside Park	Houston, TX	100 %	—	292	n/a	92 %	n/a	93 %	2,840	3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	93 %	n/a	95 %	3,720	4,210
One Lakes Edge	Houston, TX	100 %	22,971	390	83 %	93 %	91 %	95 %	7,280	7,260
Two Lakes Edge	Houston, TX	100 %	11,415	386	100 %	96 %	100 %	97 %	8,400	8,750
Lakeside Row	Houston, TX	100 %	—	312	n/a	91 %	n/a	95 %	3,080	3,090
Millennium Six Pines	Houston, TX	100 %	—	314	n/a	93 %	n/a	96 %	3,730	3,770
Millennium Waterway	Houston, TX	100 %	—	393	n/a	94 %	n/a	96 %	3,870	3,910
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	92 %	— %	96 %	2,960	3,400
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	96 %	n/a	96 %	2,640	2,610
Constellation	Las Vegas, NV	100 %	—	124	n/a	95 %	n/a	99 %	1,960	2,500
Tanager	Las Vegas, NV	100 %	—	267	n/a	89 %	n/a	96 %	4,860	5,150
Total Multifamily (e)			**131,680**	**4,558**					**$ 61,230**	**$ 64,520**
Other										
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	$ 3,090	$ 3,160
Hughes Landing Daycare	Houston, TX	100 %	—	n/a	— %	n/a	— %	n/a	200	280
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	750	1,600
The Woodlands Warehouse	Houston, TX	100 %	125,801	n/a	100 %	n/a	100 %	n/a	1,430	1,520
Woodlands Sarofim	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	200	250
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,910	1,900
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	640	590
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,240	4,640
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	(830)	(1,330)
Total Other			**125,801**	**—**					**$ 10,630**	**$ 12,610**
Total Stabilized									**$ 241,780**	**$ 299,930**

(a) Occupied and Leased percentages are as of December 31, 2024.
(b) For Stabilized Properties, the difference between In-Place NOI and Estimated Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.
(c) One Mall North will be decommissioned and moved to Strategic Developments for redevelopment in 2025.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.
(e) Multifamily square feet represent ground floor retail whereas multifamily units represent residential units for rent.

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16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2024 % Occupied (a) Rentable Sq. Ft.	Q4 2024 % Occupied (a) Units	Q4 2024 % Leased (a) Rentable Sq. Ft.	Q4 2024 % Leased (a) Units	Development Costs Incurred to Date	Total Estimated Development Costs	In-Place NOI	Est. Stabilized NOI (b)	Est. Stab. Date (c)	Est. Stab. Yield
Office														
10285 Lakefront Medical Office (d)	Columbia, MD	100 %	85,380	—	6 %	n/a	48 %	n/a	$ 38,413	$ 52,949	$ —	$ 3,200	2027	6 %
Waterway Plaza II (e)	Houston, TX	100 %	141,763	—	48 %	n/a	55 %	n/a	19,647	26,903	540	2,960	2027	11 %
Meridian (d)	Las Vegas, NV	100 %	147,602	—	— %	n/a	17 %	n/a	36,693	55,459	—	4,300	2027	8 %
Total Office			**374,745**	**—**					**$ 94,753**	**$ 135,311**	**$ 540**	**$ 10,460**		
Retail														
Village Green at Bridgeland Central (d)(f)	Houston, TX	100 %	27,908	—	— %	n/a	73 %	n/a	$ 14,790	$ 22,159	$ —	$ 1,930	2027	9 %
Kō'ula (g)	Honolulu, HI	100 %	36,995	—	39 %	n/a	56 %	n/a	—	—	410	1,890	2025	— %
Summerlin Grocery Anchored Center (d)(f)	Las Vegas, NV	100 %	67,000	—	— %	n/a	77 %	n/a	32,496	46,372	—	1,800	2027	4 %
Total Retail			**131,903**	**—**					**$ 47,286**	**$ 68,531**	**$ 410**	**$ 5,620**		
Multifamily														
Marlow	Columbia, MD	100 %	32,607	472	50 %	70 %	69 %	72 %	$ 123,048	$ 130,490	$ 5,550	$ 9,320	2025	7 %
Wingspan	Houston, TX	100 %	—	263	— %	48 %	— %	52 %	81,919	82,586	(460)	4,860	2026	6 %
Tanager Echo	Las Vegas, NV	100 %	—	294	— %	74 %	— %	79 %	86,364	86,364	1,730	5,890	2026	7 %
Total Multifamily (h)			**32,607**	**1,029**					**$ 291,331**	**$ 299,440**	**$ 6,820**	**$ 20,070**		
Total Unstabilized									**$ 433,370**	**$ 503,282**	**$ 7,770**	**$ 36,150**		

(a) Occupied and Leased percentages are as of December 31, 2024.
(b) Company estimates of Estimated Stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) The estimated stabilization date for all unstabilized assets is set at the maximum stabilization period of 36 months from the in-service date. If a property achieves 90% occupancy prior to this date, it will move to Stabilized.
(d) Meridian and 10285 Lakefront Medical Office were placed in service in the second quarter of 2024, and Village Green at Bridgeland Central and Summerlin Grocery Anchored Center were placed in service in the fourth quarter of 2024. These properties did not generate material In-Place NOI in 2024, as the properties are still in the tenant build-out and lease-up phase.
(e) Waterway Plaza II was acquired during the second quarter of 2024. Total development costs incurred include acquisition and closing costs and total estimated development costs are inclusive of acquisition, closing, and expected tenant lease-up costs.
(f) As of December 31, 2024, 70% of Summerlin Grocery Anchored Center and 48% of Village Green at Bridgeland Central has been placed in service. The remaining space will be placed in service throughout 2025 as it is leased and/or turned over to tenants. The leasing percentages for these properties include leased in-service space, as well as pre-leased space that has not yet been placed in service.
(g) Condominium retail development costs incurred to date and total estimated development costs are combined with their respective condominium costs on page 19 of this supplement.
(h) Multifamily square feet represent ground floor retail, whereas multifamily units represent residential units for rent.

HOWARD HUGHES

17

Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Estimated Rentable Square Feet	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Development Costs Incurred to Date	Total Estimated Development Costs	Est. Stabilized NOI	Est. Stab. Yield
Office										
One Bridgeland Green	Houston, TX	100 %	49,501	80 %	Q2 2024	2028	$ 14,142	$ 35,365	$ 1,780	5 %
Total Office			**49,501**				**$ 14,142**	**$ 35,365**	**$ 1,780**	
Retail										
Ulana Ward Village (c)	Honolulu, HI	100 %	32,100	— %	Q1 2023	2028	$ —	$ —	$ 760	— %
The Park Ward Village (c)	Honolulu, HI	100 %	26,800	18 %	Q4 2022	2029	—	—	1,900	— %
Kalae (c)	Honolulu, HI	100 %	2,000	— %	Q2 2024	2030	—	—	140	— %
Grogan's Mill Retail	Houston, TX	100 %	38,378	21 %	Q3 2024	2028	1,703	8,583	850	10 %
The Ritz-Carlton Retail (c)	Houston, TX	100 %	5,800	— %	Q4 2024	2030	—	—	800	— %
Total Retail			**105,078**				**$ 1,703**	**$ 8,583**	**$ 4,450**	
Other										
Grogan's Mill Library and Community Center (d)	Houston, TX	100 %	53,863	n/a	Q3 2024	n/a	$ 5,948	$ 16,498	n/a	n/a
Total Other			**53,863**				**$ 5,948**	**$ 16,498**	**$ —**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multifamily										
1 Riva Row	Houston, TX	100 %	268	$ 4,015	Q3 2023	2028	$ 72,934	$ 155,997	$ 9,890	6 %
Total Multifamily			**268**				**$ 72,934**	**$ 155,997**	**$ 9,890**	
Total Under Construction							**$ 94,727**	**$ 216,443**	**$ 16,120**	

(a) Represents leases signed as of December 31, 2024.
(b) The estimated stabilization date for all under construction assets is set at 36 months from the expected in-service date.
(c) Condominium retail development costs incurred to date and total estimated development costs are combined with their respective condominium costs on page 20 of this supplement.
(d) The Grogan's Mill Library and Community Center is being developed in connection with a land swap agreement entered into with Montgomery County, Texas. Upon completion of construction, the Company will transfer the Grogan's Mill Library and Community Center to Montgomery County in exchange for land parcels elsewhere in The Woodlands. As such, pre-leasing activity and Est. Stabilized NOI are not applicable to this development project.

HOWARD HUGHES

18

Completed Condominiums

As of December 31, 2024	Waiea	Anaha	Ae`o	Ke Kilohana	'A'ali'i	Kō'ula	Victoria Place	Total
Key Metrics (*$ in thousands*)								
Location	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	Ward Village	
Type of building	Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	Luxury	
Number of units	177	317	465	423	750	565	349	3,046
Condo Sq. Ft.	378,488	449,205	389,663	294,273	390,097	409,612	406,351	2,717,689
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,175	36,995	n/a	171,120
Stabilized retail NOI	$290	$1,190	$2,170	$970	$550	$1,890	n/a	$7,060
Stabilization year	2017	2020	2019	2020	2024	2025	n/a	
Development progress (*$ in thousands*)								
Completion date	Q4 2016	Q4 2017	Q4 2018	Q2 2019	Q4 2021	Q3 2022	Q4 2024	
Total estimated development cost (a)	$542,717	$403,796	$430,086	$217,318	$386,405	$484,238	$536,155	$3,000,715
Development costs incurred to date (a)	542,199	403,796	430,086	217,318	385,145	474,882	517,807	2,971,233
Estimated remaining to be spent	$518	$—	$—	$—	$1,260	$9,356	$18,348	$29,482
Financial Summary (*$ in thousands*)								
Total GAAP revenue recognized	$698,228	$515,882	$513,096	$218,552	$536,942	$635,100	$778,445	$3,896,245

(a) Total estimated development costs and Development costs incurred to date for Waiea include costs for defect remediation. Although the Company agreed to pay for the repair of the defects, it sought to recover the repair costs from the general contractor, other responsible parties, and insurance proceeds. In the third quarter of 2024, a settlement agreement was reached related to the defect remediation costs and these amounts are now shown net of insurance proceeds of approximately $90.0 million and are inclusive of the $22 million final payment of project costs paid to the general contractor as part of the settlement agreement.

HOWARD HUGHES

19

Under Construction Condominiums

As of December 31, 2024	The Park Ward Village	Ulana Ward Village	Kalae	Ritz-Carlton Residences	Total
Key Metrics (*$ in thousands*)					
Location	Ward Village	Ward Village	Ward Village	The Woodlands	
Type of building	Upscale	Workforce	Luxury	Luxury	
Number of units	545	696	329	111	1,681
Avg. unit Sq. Ft.	847	623	1,207	2,524	935
Condo Sq. Ft.	461,360	433,773	397,203	280,172	1,572,508
Street retail Sq. Ft.	26,800	32,100	2,000	5,800	66,700
Stabilized retail NOI	$1,900	$760	$140	$800	$3,600
Stabilization year	2029	2028	2030	2030	
Development progress (*$ in thousands*)					
Start date	Q4 2022	Q1 2023	Q2 2024	2024	
Estimated Completion date	2026	2025	2027	2027	
Total estimated development cost	$613,807	$402,914	$623,745	$369,465	$2,009,931
Development costs incurred to date	287,420	260,234	123,687	44,280	715,621
Estimated remaining to be spent	$326,387	$142,680	$500,058	$325,185	$1,294,310
Financial Summary (*$ in thousands*)					
Units under contract through December 31, 2024	527	696	305	78	1,606
Units remaining to be sold through December 31, 2024	18	—	24	33	75
Total % of units closed or under contract	96.7%	100%	92.7%	70.3%	95.5%
Units under contract in Q4 2024	2	—	1	1	4
Square footage closed / under contract	447,200	433,773	376,563	201,705	1,459,241
Total % square footage closed / under contract	96.9%	100%	94.8%	72.0%	92.8%
Total cash received (closings & deposits)	$138,789	$37,672	$154,664	$33,551	$364,676
Total future GAAP revenue under contract	$693,800	$372,581	$772,902	$336,870	$2,176,153
Expected avg. price per Sq. Ft.	$1,500 - $1,550	$850 - $900	$2,000 - $2,050	$1,700 - $1,750	
Deposit Reconciliation (*thousands*)					
Spent towards construction	$135,794	$37,258	$—	$—	$173,052
Held for future use (a)	795	—	152,789	—	153,584
Held for closings (a)	2,200	414	1,875	33,551	38,040
Total deposits from sales commitment	$138,789	$37,672	$154,664	$33,551	$364,676

(a) Total deposits held for future use and held for closings are included in Restricted cash.

HOWARD HUGHES

20

HOWARD HUGHES 21 As of December 31, 2024 The Launiu Key Metrics ($ in thousands) Location Ward Village Type of building Luxury Number of units 485 Avg. unit Sq. Ft. 950 Condo Sq. Ft. 460,735 Street retail Sq. Ft. 10,000 Estimated Completion date 2028 Financial Summary ($ in thousands) Units under contract through December 31, 2024 283 Units remaining to be sold through December 31, 2024 202 Total % of units closed or under contract 58.4% Units under contract in Q4 2024 15 Square footage closed / under contract 253,814 Total % square footage closed / under contract 55.1% Total cash received (closings & deposits) $94,258 Total future GAAP revenue under contract $476,766 Expected avg. price per Sq. Ft. $1,850 - $1,900 Deposit Reconciliation (thousands) Held for future use (a) $94,083 Held for closings (a) 175 Total deposits from sales commitment $94,258 (a) Total deposits held for future use and held for closings are included in Restricted cash. Predevelopment Condominiums

Summary of Remaining Development Costs

As of December 31, 2024 *thousands*	Location	Total Estimated Development Costs (a)	Development Costs Incurred to Date	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)	Estimated Completion Date
10285 Lakefront Medical Office (c)	Columbia, MD	$ 52,949	$ 38,413	$ 14,536	$ —	$ 14,124	$ 412	Completed
Marlow (c)	Columbia, MD	130,490	123,048	7,442	—	6,755	687	Completed
6100 Merriweather (c)	Columbia, MD	130,031	126,043	3,988	—	—	3,988	Completed
Village Green at Bridgeland Central (c)(d)	Houston, TX	22,159	14,790	7,369	—	7,746	(377)	Completed
Meridian (c)(d)	Las Vegas, NV	55,459	36,693	18,766	—	18,955	(189)	Completed
1700 Pavilion (c)	Las Vegas, NV	123,015	114,527	8,488	—	4,477	4,011	Completed
Summerlin Grocery Anchored Center (c)(d)	Las Vegas, NV	46,372	32,496	13,876	—	14,348	(472)	Completed
Total Operating Assets		560,475	486,010	74,465	—	66,405	8,060	
‘A‘ali‘i	Honolulu, HI	386,405	385,145	1,260	—	—	1,260	Completed
Kalae (d)	Honolulu, HI	623,745	123,687	500,058	150,153	355,427	(5,522)	2027
Kō'ula	Honolulu, HI	484,238	474,882	9,356	—	—	9,356	Completed
The Park Ward Village (d)	Honolulu, HI	613,807	287,420	326,387	1,108	350,758	(25,479)	2026
Ulana Ward Village	Honolulu, HI	402,914	260,234	142,680	—	81,494	61,186	Q4 2025
Victoria Place	Honolulu, HI	536,155	517,807	18,348	—	—	18,348	Completed
Grogan's Mill Library and Community Center	Houston, TX	16,498	5,948	10,550	—	—	10,550	Q2 2025
Grogan's Mill Retail	Houston, TX	8,583	1,703	6,880	—	—	6,880	Q2 2025
One Bridgeland Green	Houston, TX	35,365	14,142	21,223	—	—	21,223	Q2 2025
The Ritz-Carlton Residences	Houston, TX	369,465	44,280	325,185	—	219,598	105,587	2027
1 Riva Row	Houston, TX	155,997	72,934	83,063	—	57,304	25,759	Q4 2025
Total Strategic Developments		3,633,172	2,188,182	1,444,990	151,261	1,064,581	229,148	
Total		$ 4,193,647	$ 2,674,192	$ 1,519,455	$ 151,261	$1,130,986	$ 237,208	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Development Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs, retail costs, and certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Development Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances, and as necessary, the postponement of certain projects.

(c) Remaining cost is related to lease-up and tenant build-out.

(d) Negative balance relates to costs paid by HHH, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

HOWARD HUGHES

HHH

22

Portfolio Key Metrics

As of December 31, 2024	MPC Regions							Non-MPC Regions		
	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Teravalis	Floreo (a)	Total	Columbia	Hawai'i	Total
	Houston, TX	Houston, TX	Houston, TX	Las Vegas, NV	Phoenix, AZ	Phoenix, AZ	MPC Regions	Columbia, MD	Honolulu, HI	Non-MPC
Operating Assets										
Stabilized Properties										
Office Sq.Ft.	3,988,203	—	—	801,863	—	—	4,790,066	1,753,291	—	1,753,291
Retail Sq. Ft. (b)	318,515	—	—	803,170	—	—	1,121,685	198,903	820,396	1,019,299
Multifamily units	2,298	—	670	391	—	—	3,359	1,199	—	1,199
Other Sq. Ft.	125,801	—	—	—	—	—	125,801	—	—	—
Unstabilized Properties										
Office Sq.Ft.	141,763	—	—	147,602	—	—	289,365	85,380	—	85,380
Retail Sq.Ft.	—	—	27,908	67,000	—	—	94,908	32,607	36,995	69,602
Multifamily units	—	—	263	294	—	—	557	472	—	472
Under Construction Properties										
Office Sq.Ft.	—	—	49,501	—	—	—	49,501	—	—	—
Retail Sq.Ft.	44,178	—	—	—	—	—	44,178	—	60,900	60,900
Other Sq. Ft.	53,863	—	—	—	—	—	53,863	—	—	—
Multifamily units	268	—	—	—	—	—	268	—	—	—
MPC										
Total gross acreage	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	101,445 ac	16,450 ac	n/a	n/a
Current Residents	124,800	3,230	26,000	130,000	—	—	284,030	n/a	n/a	n/a
Residential Land (c)										
Remaining saleable acres (d)	34 ac	681 ac	1,400 ac	2,443 ac	15,804 ac	715 ac	21,077 ac	n/a	n/a	n/a
Estimated price per acre (e)	N/A	$356	$580	$1,633	$791	$777		n/a	n/a	
Commercial Land										
Total acreage remaining (d)	728 ac	173 ac	1,075 ac	473 ac	10,531 ac	571 ac	13,551 ac	96 ac	n/a	96 ac
Estimated price per acre (e)	$981	$523	$763	$1,404	$206	$180		n/a	n/a	

Portfolio Key Metrics include 100% of square footage, units, and acreage associated with joint venture projects. Retail space in multifamily assets shown as retail square feet.

(a) This represents 100% of Floreo gross and remaining saleable acreage and 100% of the estimated price per acre expected to be achieved. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.

(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.

(c) The Woodlands residential land development is nearing completion.

(d) Fluctuations in remaining saleable acres from period to period are due to land sales or changes to the master plan of the communities.

(e) Residential and commercial pricing represents the Company's estimate of price per acre that will be achieved in 2025 (in thousands) per its land models. For Summerlin, this estimate excludes an anticipated bulk sale. For bulk sales, the Company does not incur the usual development costs associated with superpad sales, resulting in a lower price per acre.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Total Floreo (a) thousands Q4 2024 Q4 2023 Q4 2024 Q4 2023 Q4 2024 Q4 2023 Q4 2024 Q4 2023 Q4 2024 Q4 2023 Q4 2024 Q4 2023 Q4 2024 Q4 2023 Revenues: Residential land sale revenues $ — $ 1,425 $ 6,510 $ 10,416 $ 24,977 $ 29,803 $ 33,750 $ 145,368 $ — $ — $ 65,237 $ 187,012 $ 25,426 $ — Commercial land sale revenues 479 2,923 8 5 2,027 3,200 — — — — 2,514 6,128 — — Builder price participation 297 — 744 908 2,133 2,270 13,786 12,048 — — 16,960 15,226 — — Other land sale revenues 112 98 11 — 78 27 4,350 3,838 — — 4,551 3,963 — — Total revenues 888 4,446 7,273 11,329 29,215 35,300 51,886 161,254 — — 89,262 212,329 25,426 — Expenses: Cost of sales - residential land — (714) (2,467) (4,989) (10,290) (9,686) (12,335) (56,934) — — (25,092) (72,323) (18,129) — Cost of sales - commercial land (109) (664) (3) (2) (733) (927) — — — — (845) (1,593) — — Real estate taxes (1,412) (1,356) (55) (55) (1,338) (1,565) (490) (462) (4) (6) (3,299) (3,444) (26) (28) Land sales operations (2,506) (2,492) (1,694) (1,468) (2,712) (2,709) (4,891) (5,367) (424) (406) (12,227) (12,442) (2,477) (833) Total operating expenses (4,027) (5,226) (4,219) (6,514) (15,073) (14,887) (17,716) (62,763) (428) (412) (41,463) (89,802) (20,632) (861) Depreciation and amortization (30) (30) (1) (2) (35) (30) (34) (30) (11) (10) (111) (102) (19) (30) Interest income (expense), net 260 232 1,032 712 1,084 4,602 10,258 9,741 — — 12,634 15,287 (309) (310) Other (loss) income, net — 1 — — — — — — — — — 1 — — Equity in earnings (losses) from unconsolidated ventures (b) — — — — — — (5,665) 2,211 2,233 (601) (3,432) 1,610 — — MPC Segment EBT $ (2,909) $ (577) $ 4,085 $ 5,525 $ 15,191 $ 24,985 $ 38,729 $ 110,413 $ 1,794 $ (1,023) $ 56,890 $ 139,323 $ 4,466 $ (1,201) (a) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Equity in earnings (losses) from unconsolidated ventures reflects our share of earnings for The Summit in Summerlin and for Floreo in Teravalis. MPC Performance

MPC Land

thousands, except acres	The Woodlands		The Woodlands Hills		Bridgeland		Summerlin		Teravalis		Floreo (a)	
	Consolidated MPC Segment											
	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023	Q4 2024	Q4 2023
Key Performance Metrics:												
Residential												
Total acres closed in current period	— ac	1.1 ac	14.3 ac	24.1 ac	41.8 ac	51.3 ac	3.8 ac	130.0 ac	— ac	— ac	33.7 ac	— ac
Price per acre achieved	$—	$1,295	$455	$432	$598	$581	$6,048	$1,342	$—	$—	$767	$—
Avg. gross margins	—%	49.9%	62.1%	52.1%	58.8%	67.5%	63.9%	60.8%	—%	—%	28.7%	—%
Commercial												
Total acres closed in current period	— ac	6.3 ac	— ac	— ac	10.0 ac	2.2 ac	— ac	— ac	— ac	— ac	— ac	— ac
Price per acre achieved	$—	$588	$—	$—	$218	$171	$—	$—	$—	$—	$—	$—
Avg. gross margins	— %	77.3 %	—%	— %	58.8 %	71.0%	— %	—%	—%	—%	—%	—%
Avg. combined before-tax net margins	— %	69.7%	62.1%	52.1%	58.8 %	67.8%	63.9%	60.8%	—%	—%	28.7%	—%
Key Valuation Metrics:												
Remaining saleable acres (b)												
Residential	34 ac		681 ac		1,400 ac		2,443 ac		15,804 ac		715 ac	
Commercial	728 ac		173 ac		1,075 ac		473 ac		10,531 ac		571 ac	
Projected est. % superpads / lot size	—%	/ — ac	—%	/ — ac	—%	/ — ac	69%	/ 0.25 ac	—%	/ — ac	—%	/ — ac
Projected est. % single-family detached lots / lot size	79%	/ 0.16 ac	80%	/ 0.21 ac	90%	/ 0.19 ac	—%	/ — ac	81%	/ 0.22 ac	100%	/ 0.17 ac
Projected est. % single-family attached lots / lot size	21%	/ 0.14 ac	20%	/ 0.12 ac	7%	/ 0.11 ac	—%	/ — ac	19%	/ 0.11 ac	—%	/ — ac
Projected est. % custom homes / lot size	—%	/ — ac	—%	/ — ac	3%	/ 0.26 ac	31%	/ 1 ac	—%	/ — ac	—%	/ — ac
Estimated builder sale velocity (c)	NM		19		75		87		NM		NM	
Projected GAAP gross margin (d)	74.9%	76.0%	63.3%	62.1%	64.8%	58.8%	64.5%	64.1%	75.5%	38.0%	17.6%	28.7%
Projected cash gross margin (d)	97.4%		89.6%		86.7%		81.6%		75.8%		41.6%	
Residential sellout / Commercial buildout date estimate												
Residential	2027		2032		2033		2043		2086		2033	
Commercial	2034		2032		2046		2039		2086		2036	

(a) This represents 100% of Floreo metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.

(b) Fluctuations in remaining saleable acres from period to period are due to land sales or changes to the master plan of the communities.

(c) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2024.

(d) Projected GAAP gross margin is based on expected GAAP MPC land sales revenues and MPC cost of sales. This measure includes all future projected revenues less all remaining historical development costs incurred to date and remaining future projected cash development costs. Projected cash gross margin represents the net cash margin expected to be received in the future and includes all future projected revenues less all remaining future projected cash development costs. The projected cash gross margin does not include remaining historical development costs incurred to date. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold.

NM Not meaningful.

HOWARD HUGHES

25

HOWARD HUGHES 26 Master Planned Community Land GAV in $ millions, unless otherwise specified. Price per acre in $ thousands. (a) Land sales revenue excludes deferred revenue and SID bond revenue. (b) Excludes value of Teravalis for comparative purposes. (c) Price per acre is a trailing 12 months calculation as of December 31, 2024. MPC Land Appreciation MPC Gross Asset Value $1,695 $922 $708 $328 3,871 Total Acres Sold $645k Weighted Avg. Price Per Acre $2.5B Total Land Sales Revenue (a) X = $584 $1,426 2017 Q4 2024 $377 $591 2017 Q4 2024 $313 $458 2017 Q4 2024 +144% +57% +46% $3,024 $979 $618 $216 2017 Gross Asset Value Since 2017 Q4 2024 Gross Asset Value (b) Residential Price Per Acre (c) Summerlin Bridgeland The Woodlands Hills $4.8B$3.7B

HOWARD HUGHES 27 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2025 $ 11,785 4.22% $ 42.78 $ 12,143 10.49% $ 47.82 2026 11,369 4.07% 42.27 11,443 9.88% 42.23 2027 32,641 11.69% 41.33 7,461 6.44% 46.48 2028 18,320 6.56% 45.60 8,885 7.67% 55.92 2029 30,631 10.97% 48.39 10,362 8.95% 58.05 2030 30,750 11.01% 47.73 12,780 11.04% 59.63 2031 17,897 6.41% 52.38 5,215 4.51% 56.81 2032 58,212 20.84% 52.30 5,563 4.81% 56.88 2033 14,691 5.26% 41.32 14,612 12.62% 66.54 2034 15,520 5.56% 47.68 6,726 5.81% 64.71 Thereafter 37,525 13.41% 55.77 20,671 17.78% 39.72 Total $ 279,341 100% $ 115,861 100% (a) Excludes leases with an initial term of 12 months or less. Office and Retail Lease Expirations Total Office and Retail Portfolio as of December 31, 2024 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033 Retail 2033 Office 2034 Retail 2034 Office 2035+ Retail 2035+ 0% 6% 12% 18% 24% 30% Lease Expirations

Debt Summary

thousands		December 31, 2024		December 31, 2023
Fixed-rate debt				
Unsecured 5.375% Senior Notes due 2028	$	750,000	$	750,000
Unsecured 4.125% Senior Notes due 2029		650,000		650,000
Unsecured 4.375% Senior Notes due 2031		650,000		650,000
Secured mortgages payable		1,635,750		1,442,505
Special Improvement District bonds		83,779		65,627
Variable-rate debt				
Secured mortgages payable, excluding condominium financing		784,682		854,084
Condominium financing		331,226		307,404
Secured Bridgeland Notes due 2026		283,000		475,000
Mortgages, notes and loans payable		5,168,437		5,194,620
Deferred financing costs		(40,968)		(47,628)
Mortgages, notes, and loans payable, net	$	5,127,469	$	5,146,992

	Net Debt on a Segment Basis as of December 31, 2024 (a)					
thousands	Operating Assets	Master Planned Communities	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes, and loans payable, net	**$ 2,368,692**	**$ 359,352**	**$ 365,775**	**$ 3,093,819**	**$ 2,033,650**	**$ 5,127,469**
Mortgages, notes, and loans payable of unconsolidated ventures (b)	90,568	85,047	—	175,615	—	175,615
Less:						
Cash and cash equivalents	(20,450)	(114,302)	(10,998)	(145,750)	(450,333)	(596,083)
Cash and cash equivalents of unconsolidated ventures (b)	(2,236)	(10,597)	(5,008)	(17,841)	—	(17,841)
Special Improvement District receivables	—	(97,432)	—	(97,432)	—	(97,432)
Municipal Utility District receivables, net	—	(460,741)	(3,058)	(463,799)	—	(463,799)
TIF receivable	—	—	(4,340)	(4,340)	—	(4,340)
Net Debt	**$ 2,436,574**	**$ (238,673)**	**$ 342,371**	**$ 2,540,272**	**$ 1,583,317**	**$ 4,123,589**

	Consolidated Debt Maturities and Contractual Obligations as of December 31, 2024						
thousands	2025	2026	2027	2028	2029	Thereafter	Total
Mortgages, notes, and loans payable	$ 421,202	$ 509,097	$ 415,717	$ 838,680	$ 1,270,240	$ 1,713,501	$ 5,168,437
Interest payments (c)	272,263	229,822	198,285	164,000	99,822	223,887	1,188,079
Ground lease commitments	300	300	300	300	300	5,900	7,400
Total	**$ 693,765**	**$ 739,219**	**$ 614,302**	**$ 1,002,980**	**$ 1,370,362**	**$ 1,943,288**	**$ 6,363,916**

(a) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure, and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.

(b) Each segment includes our share of the Mortgages, notes, and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.

(c) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.

HOWARD HUGHES

28

Debt Summary (cont.)

thousands	Q4 2024 Principal	Range of Interest Rates (a)		Weighted-average Interest Rate (a)	Weighted-average Years to Maturity (b)
Operating Assets					
Office	$ 1,236,659	3.43 %	8.67 %	5.42 %	4.4
Retail	271,731	3.50 %	8.11 %	6.01 %	3.9
Multifamily	851,610	3.13 %	7.73 %	4.88 %	4.6
Other	24,436	3.65 %	7.40 %	5.30 %	5.1
Total Operating Assets	$ 2,384,436	3.13 %	8.67 %	5.30 %	4.4
Master Planned Communities (c)	$ 283,000	6.81 %	6.81 %	6.81 %	4.7
Strategic Developments					
Condominiums	$ 331,226	7.31 %	9.42 %	8.13 %	1.7
Multifamily	35,996	7.39 %	7.39 %	7.39 %	5.7
Total Strategic Developments	$ 367,222	7.31 %	9.42 %	8.06 %	2.1
Bonds					
Corporate Bonds	$ 2,050,000	4.13 %	5.38 %	4.66 %	4.5
SID Bonds	83,779	4.13 %	6.05 %	5.22 %	26.5
Total Bonds	$ 2,133,779	4.13 %	6.05 %	4.68 %	5.4
Total (d)	$ 5,168,437	3.13 %	9.42 %	5.32 %	4.7

(a) Includes the impact of interest rate derivatives.
(b) Does not include extension options, some of which have performance requirements.
(c) Represents Secured Bridgeland Notes.
(d) Excludes the Company's share of debt related to its unconsolidated ventures, which totaled $175.6 million as of December 31, 2024.

HOWARD HUGHES

29

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	FY 2024	FY 2023
Total revenues	$ 112,521	$ 114,019	$ 110,760	$ 107,000	$ 99,312	$ 444,300	$ 410,254
Total operating expenses	(51,840)	(48,987)	(47,610)	(46,154)	(45,379)	(194,591)	(179,865)
Segment operating income (loss)	60,681	65,032	63,150	60,846	53,933	249,709	230,389
Depreciation and amortization	(43,137)	(42,252)	(41,811)	(41,840)	(44,684)	(169,040)	(161,138)
Interest income (expense), net	(34,439)	(36,661)	(34,165)	(32,942)	(35,778)	(138,207)	(125,197)
Other income (loss), net	(74)	(54)	542	408	14	822	2,092
Equity in earnings (losses) from unconsolidated ventures	1,775	(2,109)	336	5,817	(2,343)	5,819	2,968
Gain (loss) on sale or disposal of real estate and other assets, net	14,948	3,165	—	4,794	3,162	22,907	23,926
Gain (loss) on extinguishment of debt	(267)	—	(198)	—	(97)	(465)	(97)
Operating Assets segment EBT	**(513)**	**(12,879)**	**(12,146)**	**(2,917)**	**(25,793)**	**(28,455)**	**(27,057)**
Add back:							
Depreciation and amortization	43,137	42,252	41,811	41,840	44,684	169,040	161,138
Interest (income) expense, net	34,439	36,661	34,165	32,942	35,778	138,207	125,197
Equity in (earnings) losses from unconsolidated ventures	(1,775)	2,109	(336)	(5,817)	2,343	(5,819)	(2,968)
(Gain) loss on sale or disposal of real estate and other assets, net	(14,948)	(3,165)	—	(4,794)	(3,162)	(22,907)	(23,926)
(Gain) loss on extinguishment of debt	267	—	198	—	97	465	97
Impact of straight-line rent	(1,765)	(2,182)	24	(847)	408	(4,770)	(2,256)
Other	69	52	(373)	(54)	(4)	(306)	337
Operating Assets NOI	**58,911**	**62,848**	**63,343**	**60,353**	**54,351**	**245,455**	**230,562**
Company's share of NOI from equity investments	2,288	1,954	2,088	1,980	1,837	8,310	7,745
Distributions from Summerlin Hospital investment	—	—	—	3,242	—	3,242	3,033
Company's share of NOI from unconsolidated ventures	2,288	1,954	2,088	5,222	1,837	11,552	10,778
Total Operating Assets NOI	**$ 61,199**	**$ 64,802**	**$ 65,431**	**$ 65,575**	**$ 56,188**	**$ 257,007**	**$ 241,340**

HOWARD HUGHES

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